UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	December 9, 2002

Wisconsin Public Service Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-3016	39-0715160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307
(Address of principal executive offices, including zip code)

(920) 433-1598
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

        (a) UNDERWRITING AGREEMENT. The Registrant has entered into an underwriting agreement with UBS Warburg LLC, acting on its own behalf and as representative of A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporated and Legg Mason Wood Walker, Incorporated (the "Underwriting Agreement") in connection with the offering of Senior Notes, 4.875% Series due December 1, 2012 (the "Senior Notes"), registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-97053). The Underwriting Agreement is filed herewith as Exhibit 1.

        (b) THIRD SUPPLEMENTAL INDENTURE. The Registrant entered into a Third Supplemental Indenture with U.S. Bank National Association, as successor trustee, in connection with the offering of the Senior Notes. Copies of the Third Supplemental Indenture are filed herewith as Exhibit 4C.

        (c) THIRTY-FIFTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Thirty-Fifth Supplemental Indenture with U.S. Bank National Association, as successor trustee, in connection with the issuance of the Registrant's First Mortgage Bonds, Collateral Series C, which are being pledged as security for the Senior Notes. A copy of the Thirty-Fifth Supplemental Indenture is filed herewith as Exhibit 4D.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	EXHIBITS.

1

Underwriting Agreement, dated as of December 9, 2002, between Wisconsin Public Service Corporation and UBS Warburg, LLC, acting on its own behalf and as representative of A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporation and Legg Mason Wood Walker, Incorporated.

	4C	Third Supplemental Indenture, dated as of December1, 2002 between Wisconsin Public Service Corporation and U.S. Bank National Association.

	4D	Thirty-Fifth Supplemental Indenture, dated as of December 1, 2002, between Wisconsin Public Service Corporation and U.S. Bank National Association.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WISCONSIN PUBLIC SERVICE CORPORATION By /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: December 16, 2002

EXHIBIT INDEX
Exhibit Number	Description

1

Underwriting Agreement, dated as of December 9, 2002 between Wisconsin Public Service Corporation and UBS Warburg LLC, acting on its own behalf and as representative of A.G. Edwards & Sons, Inc., Robert W. Baird & Co. Incorporated and Legg Mason Wood Walker, Incorporated.

4C	Third Supplemental Indenture, dated as of December 1, 2002 between Wisconsin Public Service Corporation and U.S. Bank National Association.

4D	Thirty-Fifth Supplemental Indenture, dated as of December 1, 2002 between Wisconsin Public Service Corporation and U.S. Bank National Association.